Exhibit 99.1

Tenneco Reports Second Quarter 2017 Results

  Record-high second quarter revenue, outpacing industry production
  Double-digit growth in commercial truck and off highway revenue
  Returned $57 million to shareholders through share repurchases and dividends
  Company raises full-year revenue outlook

LAKE FOREST, Ill.--(BUSINESS WIRE)--July 28, 2017--Tenneco Inc. (NYSE: TEN) reported a second quarter net loss of $2 million, or 3-cents per diluted share, which includes adjustments of $104 million after tax. Second quarter 2016 net income* was $84 million, or $1.46 per diluted share. Adjusted net income increased to $102 million, or $1.90 per diluted share, versus $100 million or $1.75 per diluted share last year.*

Revenue

Second quarter revenue was $2.317 billion, up 5% year-over-year, driven by growth in both the Ride Performance and Clean Air product lines.

On a constant currency basis, total second quarter revenue increased 6%, outpacing flat industry production.** Record high revenue in the quarter reflects a 5% increase in light vehicle revenue on the strength of the company’s global platform position. Commercial truck revenue increased 26%, outpacing industry growth of 4%**, with increases in all regions. Off-highway and specialty revenue improved 8% year-over-year on higher volumes in Europe and Japan, with North America revenue steady versus last year. Global aftermarket revenue was roughly flat versus last year.

In constant currency, value-add revenue increased 6% versus last year, and included 6% increases in both Ride Performance and Clean Air revenues.

Adjusted second quarter 2017 and 2016 results

(millions except per share amounts)	Q2 2017				Q2 2016*
	EBITDA ♦	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA ♦	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$83	$28	$(2)	$(0.03)	$225	$173	$84	$1.46

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	16	17	16	0.30	5	5	4	0.06
Antitrust settlement accrual	132	132	85	1.60	-	-	-	-
Warranty settlement	7	7	5	0.08	-	-	-	-
Gain on sale of unconsolidated JV	(5)	(5)	(4)	(0.08)	-	-	-	-
Costs related to refinancing	-	-	1	0.02	-	-	10	0.18
Net tax adjustments	-	-	1	0.01	-	-	2	0.05

Non-GAAP earnings measures	$233	$179	$102	$1.90	$230	$178	$100	$1.75

♦ EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

EBIT and EBIT Margin*

Second quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $28 million, versus $173 million last year. Adjusted EBIT rose to $179 million. Excluding a negative currency impact of $8 million, adjusted EBIT was $187 million.

Tenneco EBIT as a percent of revenue was 1.2%. Adjusted EBIT as a percent of value-add revenue was 10.1%. Excluding a 30 basis point currency headwind, adjusted EBIT as a percent of value-add revenue was 10.4%.

EBIT results reflect strong light vehicle volumes, higher commercial truck and off-highway revenues, and the timing of commodity cost recoveries and other offsets.

Second quarter EBIT margin

	Q2 2017	Q2 2016*

EBIT as a percent of revenue	1.2%	7.8%
EBIT as a percent of value-add revenue	1.6%	10.2%

Adjusted EBIT as a percent of revenue	7.7%	8.0%
Adjusted EBIT as a percent of value-add revenue	10.1%	10.5%

Cash

Cash generated by operations in the quarter was $119 million, compared with $132 million a year ago, driven by increased use of cash for components of working capital. Year to date, cash generated by operations was $110 million, a 7% increase versus last year.

During the quarter, Tenneco repurchased 783,800 shares of common stock for $44 million, and paid a dividend of 25-cents per share, for $13 million.

OUTLOOK

Third quarter 2017

In the third quarter, Tenneco expects year-over-year revenue growth of approximately 7% on a constant currency basis, outpacing estimated light vehicle industry production growth** by 5 percentage points. The company anticipates minimal currency impact on the year-over-year revenue comparison in the third quarter, based on exchange rates at the end of the second quarter.

The company’s organic revenue growth is expected to be driven by Ride Performance and Clean Air content on top-selling light vehicle platforms globally; strong double digit growth in commercial truck and off-highway revenue; and a steady contribution from the global aftermarket.

Full Year 2017

Tenneco announced an increase to its full-year revenue growth outlook. On a constant currency basis, the company now expects year-over-year revenue growth of 6%, outpacing estimated light vehicle industry growth by 5 percentage points.

The company expects second-half 2017 value add adjusted EBIT margins to be in line with the prior year second half.

Tenneco updated its anticipated tax rate, and now expects a tax rate between 27-28% for 2017, due to continued optimization of the global business structure.

“We’re pleased with our year-to-date results, including revenue growth, strong earnings, and improved cash performance,” said Brian Kesseler, Tenneco CEO. “As a result of the strong outlook for both our light vehicle and commercial truck and off-highway revenues, we are raising our full-year revenue outlook and expect to outpace industry production by five percentage points. With these results and multiple and diverse core growth drivers, we are confident in our ability to continue accelerating top and bottom line growth.”

*Year-over-year earnings comparisons reflect revisions to prior period financial results for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

**Source: IHS Automotive July 2017 global light vehicle production forecast, Power Systems Research July 2017 commercial truck forecast, and/or and Tenneco estimates.

Attachment 1

Statements of Income – 3 Months

Statements of Income – 6 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 6 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 6 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 6 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 6 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 6 months

Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 6 months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 6 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – 3 Months

Reconciliation of Non-GAAP Revenue and Earnings Measures – 3 Months and 6 months

CONFERENCE CALL

The company will host a conference call on Friday, July 28, 2017 at 8:30 a.m. ET. The dial-in number is 866-807-9684 (domestic) or 412-317-5415 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.investors.tenneco.com. A recording of the call will be available one hour following completion of the call on July 28, 2017 through August 28, 2017. To access this recording, dial 877-344-7529 (domestic) or 412-317-0088 (international). The purpose of the call is to discuss the company’s operations for the second fiscal quarter of 2017, as well as provide updated information regarding matters impacting the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is an $8.6 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 31,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx® and Clevite®Elastomers.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our revenue estimate methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. For certain additional assumptions upon which these estimates are based, see the slides accompanying the July 28, 2017 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” “projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) risk inherent in operating a multi-national company, including economic, exchange rate and political conditions in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruption of production and/or supply;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2016.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2017		2016*
Net sales and operating revenues
Clean Air Division - Value-add revenues	$1,078		$1,033
Clean Air Division - Substrate sales	541		519
Ride Performance Division - Value-add revenues	698		660
	$2,317		$2,212

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,945	(a) (c) (d)	1,814	(g)
Engineering, research and development	36		37
Selling, general and administrative	253	(a) (b)	134	(g)
Depreciation and amortization of other intangibles	55	(a)	52
Total costs and expenses	2,289		2,037

Loss on sale of receivables	(1)		(1)
Other income (expense)	1		(1)
Total other income (expense)	-		(2)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	114	(a)	131	(g)
Ride Performance Division	62	(a) (c)	71	(g)
Other	(148)	(a) (b) (d)	(29)
	28		173

Interest expense (net of interest capitalized)	20	(e)	34	(h)
Earnings before income taxes and noncontrolling interests	8		139

Income tax expense (benefit)	(7)	(f)	39	(i)
Net income	15		100

Less: Net income attributable to noncontrolling interests	17		16
Net income (loss) attributable to Tenneco Inc.	$(2)		$84

Weighted average common shares outstanding:
Basic	53.5		56.9
Diluted	53.7		57.3

Earnings (loss) per share of common stock:
Basic	$(0.03)		$1.47
Diluted	$(0.03)		$1.46

* Prior period financial results have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(a) Includes restructuring and related charges of $17 million pre-tax, $16 million after tax or $0.30 per diluted share. Of the amount, $12 million is recorded in cost of sales, $4 million is recorded in selling, general and administrative expenses and $1 million is recorded in depreciation and amortization. $12 million is recorded in the Clean Air Division, $3 million is recorded in the Ride Performance Division and $2 million is recorded in Other.

(b) Includes antitrust settlement accrual of $132 million pre-tax, $85 million after tax or $1.60 per diluted share.

(c) Includes warranty settlement of $7 million pre-tax, $5 million after tax or $0.08 per diluted share.

(d) Includes gain on sale of an unconsolidated JV of $5 million pre-tax, $4 million after tax or $0.08 per diluted share.

(e) Includes pre-tax expenses of $1 million, $1 million after tax or $0.02 per diluted share for costs related to refinancing activities.

(f) Includes net tax adjustments of $1 million or $0.01 per diluted share for tax adjustments to prior year estimates.

(g) Includes restructuring and related charges of $5 million pre-tax, $4 million after tax or $0.06 per diluted share. Of the amount, $3 million is recorded in cost of sales and $2 million is recorded in selling, general and administrative expenses. $1 million is recorded in the Clean Air Division and $4 million is recorded in the Ride Performance Division.

(h) Includes pre-tax expenses of $16 million, $10 million after tax or $0.18 per diluted share for costs related to refinancing activities.

(i) Includes net tax adjustments of $2 million or $0.05 per diluted share for tax adjustments to prior year estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
SIX MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2017*		2016*
Net sales and operating revenues
Clean Air Division - Value-add revenues	$2,162		$2,038
Clean Air Division - Substrate sales	1,088		1,029
Ride Performance Division - Value-add revenues	1,359		1,281
	$4,609		$4,348

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	3,874	(a) (c) (d)	3,584	(g)
Engineering, research and development	75		76
Selling, general and administrative	401	(a) (b) (e)	281	(g)
Depreciation and amortization of other intangibles	107	(a)	106	(g)
Total costs and expenses	4,457		4,047

Loss on sale of receivables	(2)		(2)
Other income (expense)	1		(2)	(g)
Total other income (expense)	(1)		(4)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	219	(a)	242	(g)
Ride Performance Division	118	(a) (c)	120	(g)
Other	(186)	(a) (b) (d) (e)	(65)
	151		297

Interest expense (net of interest capitalized)	35	(f)	52	(h)
Earnings before income taxes and noncontrolling interests	116		245

Income tax expense	26		73	(i)
Net income	90		172

Less: Net income attributable to noncontrolling interests	31		31
Net income attributable to Tenneco Inc.	$59		$141

Weighted average common shares outstanding:
Basic	53.7		57.0
Diluted	54.0		57.4

Earnings per share of common stock:
Basic	$1.10		$2.47
Diluted	$1.10		$2.45

* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(a) Includes restructuring and related charges of $32 million pre-tax, $30 million after tax or $0.55 per diluted share. Of the amount, $23 million is recorded in cost of sales, $7 million is recorded in selling, general and administrative expenses and $2 million is recorded in depreciation and amortization. $22 million is recorded in the Clean Air Division, $7 million is recorded in the Ride Performance Division and $3 million is recorded in Other.

(b) Includes antitrust settlement accrual of $132 million pre-tax, $85 million after tax or $1.59 per diluted share.

(c) Includes warranty settlement of $7 million pre-tax, $5 million after tax or $0.08 per diluted share.

(d) Includes gain on sale of an unconsolidated JV of $5 million pre-tax, $4 million after tax or $0.08 per diluted share.

(e) Includes pension and accelerated restricted stock vesting charges of $11 million pre-tax, $7 million after tax or $0.13 per diluted share.

(f) Includes pre-tax expenses of $1 million, $1 million after tax or $0.02 per diluted share for costs related to refinancing activities.

(g) Includes restructuring and related charges of $19 million pre-tax, $17 million after tax or $0.30 per diluted share. Of the amount, $6 million is recorded in cost of sales, $8 million is recorded in selling, general and administrative expenses, $3 million is recorded in depreciation and amortization and $2 million is recorded in other income (expense). $1 million is recorded in the Clean Air Division and $18 million is recorded in the Ride Performance Division.

(h) Includes pre-tax expenses of $16 million, $10 million after tax or $0.18 per diluted share for costs related to refinancing activities.

(i) Includes net tax adjustments of $1 million or $0.01 per diluted share for tax adjustments to prior year estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		June 30, 2017		December 31, 2016	*

Assets

	Cash and cash equivalents	$333		$347

	Restricted cash	2		2

	Receivables, net	1,501	(a)	1,294	(a)

	Inventories	815		730

	Other current assets	311		229

	Investments and other assets	439		386

	Plant, property, and equipment, net	1,479		1,357

	Total assets	$4,880		$4,345

Liabilities and Shareholders' Equity

	Short-term debt	$107		$90

	Accounts payable	1,600		1,496

	Accrued taxes	56		41

	Accrued interest	13		15

	Other current liabilities	513		328

	Long-term debt	1,490	(b)	1,294	(b)

	Deferred income taxes	7		7

	Deferred credits and other liabilities	403		407

	Redeemable noncontrolling interests	25		41

	Tenneco Inc. shareholders' equity	624		579

	Noncontrolling interests	42		47

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$4,880		$4,345

		June 30, 2017		December 31, 2016
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$222		$160

		June 30, 2017		December 31, 2016
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$366		$300
	Term loan A (Due 2019)	400		270
	5.000% senior notes (Due 2026)	500		500
	5.375% senior notes (Due 2024)	225		225
	Other long term debt	(1)		(1)
		$1,490		$1,294

* Prior period financial results have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	June 30,
	2017	2016*

Operating activities:
Net income	$15	$100
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	55	52
Stock-based compensation	2	3
Deferred income taxes	(7)	9
Loss on sale of assets	-	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(39)	(19)
(Inc.)/dec. in inventories	(15)	2
(Inc.)/dec. in prepayments and other current assets	(11)	(16)
Inc./(dec.) in payables	(8)	6
Inc./(dec.) in accrued taxes	(40)	(6)
Inc./(dec.) in accrued interest	3	(12)
Inc./(dec.) in other current liabilities	160	-
Changes in long-term assets	1	1
Changes in long-term liabilities	2	7
Other	1	4	(a)
Net cash provided by operating activities	119	132

Investing activities:
Proceeds from sale of assets	3	2
Proceeds from sale of equity interest	9	-
Cash payments for plant, property & equipment	(90)	(71)
Cash payments for software-related intangible assets	(6)	(3)
Change in restricted cash	1	(1)
Other	(4)	-
Net cash used by investing activities	(87)	(73)

Financing activities:
Cash dividends	(13)	-
Issuance of common shares	-	4	(a)
Purchase of common stock under the share repurchase program	(44)	(41)
Issuance of long-term debt	136	501
Debt issuance costs on long-term debt	(8)	(8)
Retirement of long-term debt	(2)	(344)
Net inc./(dec.) in bank overdrafts	(12)	(2)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	(57)	(168)
Net inc./(dec.) in short-term debt secured by accounts receivable	-	(30)
Distribution to noncontrolling interest partners	(33)	(27)
Net cash used by financing activities	(33)	(115)

Effect of foreign exchange rate changes on cash and
cash equivalents	(7)	(7)

Decrease in cash and cash equivalents	(8)	(63)
Cash and cash equivalents, April 1	341	374
Cash and cash equivalents, June 30	$333	$311

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$16	$42
Cash paid during the period for income taxes (net of refunds)	28	37

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$51	$35

* Prior period financial results have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(a) Retrospectively adjusted to reflect the effects of applying the new guidance on stock compensation adopted in Q1 2017.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Six Months Ended
	June 30,
	2017*	2016*

Operating activities:
Net income	$90	$172
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	107	106
Stock-based compensation	11	10
Deferred income taxes	-	12
Loss on sale of assets	1	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(176)	(179)
(Inc.)/dec. in inventories	(60)	(49)
(Inc.)/dec. in prepayments and other current assets	(68)	(35)
Inc./(dec.) in payables	83	62
Inc./(dec.) in accrued taxes	(37)	9
Inc./(dec.) in accrued interest	(2)	-
Inc./(dec.) in other current liabilities	152	(17)
Changes in long-term assets	-	4
Changes in long-term liabilities	7	2
Other	2	5	(a)
Net cash provided by operating activities	110	103

Investing activities:
Proceeds from sale of assets	6	3
Proceeds from sale of equity interest	9	-
Cash payments for plant, property & equipment	(193)	(139)
Cash payments for software-related intangible assets	(12)	(9)
Change in restricted cash	-	(2)
Other	(4)	-
Net cash used by investing activities	(194)	(147)

Financing activities:
Cash dividends	(26)	-
Issuance (repurchase) of common shares	(3)	2	(a)
Purchase of common stock under the share repurchase program	(60)	(57)
Issuance of long-term debt	136	506
Debt issuance costs on long-term debt	(8)	(8)
Retirement of long-term debt	(8)	(348)
Net inc./(dec.) in bank overdrafts	(9)	5
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	60	25
Net inc./(dec.) in short-term debt secured by accounts receivable	20	(30)
Distribution to noncontrolling interest partners	(33)	(27)
Net cash provided by financing activities	69	68

Effect of foreign exchange rate changes on cash and
cash equivalents	1	-

Increase (Decrease) in cash and cash equivalents	(14)	24
Cash and cash equivalents, January 1	347	287
Cash and cash equivalents, June 30	$333	$311

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$38	$48
Cash paid during the period for income taxes (net of refunds)	43	58

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$51	$35

* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(a) Retrospectively adjusted to reflect the effects of applying the new guidance on stock compensation adopted in Q1 2017.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS(2)
Unaudited
(Millions)

	Q2 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income (loss) attributable to Tenneco Inc.										$(2)

Net income attributable to noncontrolling interests										17

Net income										15

Income tax expense (benefit)										(7)

Interest expense (net of interest capitalized)										20

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$58	$33	$23	$114	$38	$7	$17	$62	$(148)	28

Depreciation and amortization of other intangibles	17	11	9	37	9	7	2	18	-	55

Total EBITDA including noncontrolling interests (2)	$75	$44	$32	$151	$47	$14	$19	$80	$(148)	$83

	Q2 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$84

Net income attributable to noncontrolling interests										16

Net income										100

Income tax expense										39

Interest expense (net of interest capitalized)										34

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$66	$28	$37	$131	$48	$10	$13	$71	$(29)	173

Depreciation and amortization of other intangibles	17	11	6	34	8	7	3	18	-	52

Total EBITDA including noncontrolling interests (2)	$83	$39	$43	$165	$56	$17	$16	$89	$(29)	$225

* Prior period financial results have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q2 2017				Q2 2016*
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$83	$28	$(2)	$(0.03)	$225	$173	$84	$1.46

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			16	17	16	0.30	5	5	4	0.06
Antitrust settlement accrual (4)			132	132	85	1.60	-	-	-	-
Warranty settlement (5)			7	7	5	0.08	-	-	-	-
Gain on sale of unconsolidated JV (6)			(5)	(5)	(4)	(0.08)	-	-	-	-
Cost related to refinancing			-	-	1	0.02	-	-	10	0.18
Net tax adjustments			-	-	1	0.01	-	-	2	0.05

Non-GAAP earnings measures			$233	$179	$102	$1.90	$230	$178	$100	$1.75

	Q2 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$58	$33	$23	$114	$38	$7	$17	$62	$(148)	$28
Restructuring and related expenses	-	-	12	12	2	1	-	3	2	17
Antitrust settlement accrual (4)	-	-	-	-	-	-	-	-	132	132
Warranty settlement (5)	-	-	-	-	7	-	-	7	-	7
Gain on sale of unconsolidated JV (6)	-	-	-	-	-	-	-	-	(5)	(5)
Adjusted EBIT	$58	$33	$35	$126	$47	$8	$17	$72	$(19)	$179

	Q2 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$66	$28	$37	$131	$48	$10	$13	$71	$(29)	$173
Restructuring and related expenses	-	1	-	1	1	3	-	4	-	5
Adjusted EBIT	$66	$29	$37	$132	$49	$13	$13	$75	$(29)	$178

* Prior period financial results have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.

(5) Warranty settlement with customer.

(6) Gain on sale of unconsolidated JV.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS(2)
Unaudited
(Millions)

	YTD 2017*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$59

Net income attributable to noncontrolling interests										31

Net income										90

Income tax expense										26

Interest expense (net of interest capitalized)										35

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$110	$54	$55	$219	$71	$13	$34	$118	$(186)	151

Depreciation and amortization of other intangibles	32	23	16	71	17	14	5	36	-	107

Total EBITDA including noncontrolling interests (2)	$142	$77	$71	$290	$88	$27	$39	$154	$(186)	$258

	YTD 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$141

Net income attributable to noncontrolling interests										31

Net income										172

Income tax expense										73

Interest expense (net of interest capitalized)										52

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$128	$43	$71	$242	$90	$4	$26	$120	$(65)	297

Depreciation and amortization of other intangibles	32	20	14	66	17	17	6	40	-	106

Total EBITDA including noncontrolling interests (2)	$160	$63	$85	$308	$107	$21	$32	$160	$(65)	$403

* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			YTD 2017*				YTD 2016*
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$258	$151	$59	$1.10	$403	$297	$141	$2.45

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			30	32	30	0.55	16	19	17	0.30
Antitrust settlement accrual (4)			132	132	85	1.59	-	-	-	-
Warranty settlement (5)			7	7	5	0.08	-	-	-	-
Gain on sale of unconsolidated JV (6)			(5)	(5)	(4)	(0.08)	-	-	-	-
Pension charges / Stock vesting (7)			11	11	7	0.13	-	-	-	-
Costs related to refinancing			-	-	1	0.02	-	-	10	0.18
Net tax adjustments			-	-	-	-	-	-	(1)	(0.01)

Non-GAAP earnings measures			$433	$328	$183	$3.39	$419	$316	$167	$2.92

	YTD 2017*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$110	$54	$55	$219	$71	$13	$34	$118	$(186)	$151
Restructuring and related expenses	-	10	12	22	3	4	-	7	3	32
Antitrust settlement accrual (4)	-	-	-	-	-	-	-	-	132	132
Warranty settlement (5)	-	-	-	-	7	-	-	7	-	7
Gain on sale of unconsolidated JV (6)	-	-	-	-	-	-	-	-	(5)	(5)
Pension charges / Stock vesting (7)	-	-	-	-	-	-	-	-	11	11
Adjusted EBIT	$110	$64	$67	$241	$81	$17	$34	$132	$(45)	$328

	YTD 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$128	$43	$71	$242	$90	$4	$26	$120	$(65)	$297
Restructuring and related expenses	-	1	-	1	1	17	-	18	-	19
Adjusted EBIT	$128	$44	$71	$243	$91	$21	$26	$138	$(65)	$316

* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.

(5) Warranty settlement with customer.

(6) Gain on sale of unconsolidated JV.

(7) Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q2 2017
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$802	$274	$528	$-	$528
Europe and South America	546	202	344	(5)	349
Asia Pacific	271	65	206	(7)	213
Total Clean Air Division	1,619	541	1,078	(12)	1,090

Ride Performance Division
North America	330	-	330	(2)	332
Europe and South America	264	-	264	1	263
Asia Pacific	104	-	104	(1)	105
Total Ride Performance Division	698	-	698	(2)	700

Total Tenneco Inc.	$2,317	$541	$1,776	$(14)	$1,790

	Q2 2016
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$771	$273	$498	$-	$498
Europe and South America	517	187	330	-	330
Asia Pacific	264	59	205	-	205
Total Clean Air Division	1,552	519	1,033	-	1,033

Ride Performance Division
North America	323	-	323	-	323
Europe and South America	250	-	250	-	250
Asia Pacific	87	-	87	-	87
Total Ride Performance Division	660	-	660	-	660

Total Tenneco Inc.	$2,212	$519	$1,693	$-	$1,693
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2017
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$1,618	$551	$1,067	$-	$1,067
Europe and South America	1,084	408	676	(17)	693
Asia Pacific	548	129	419	(16)	435
Total Clean Air Division	3,250	1,088	2,162	(33)	2,195

Ride Performance Division
North America	641	-	641	(2)	643
Europe and South America	507	-	507	1	506
Asia Pacific	211	-	211	(4)	215
Total Ride Performance Division	1,359	-	1,359	(5)	1,364

Total Tenneco Inc.	$4,609	$1,088	$3,521	$(38)	$3,559

	YTD 2016
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$1,536	$544	$992	$-	$992
Europe and South America	988	360	628	-	628
Asia Pacific	543	125	418	-	418
Total Clean Air Division	3,067	1,029	2,038	-	2,038

Ride Performance Division
North America	646	-	646	-	646
Europe and South America	460	-	460	-	460
Asia Pacific	175	-	175	-	175
Total Ride Performance Division	1,281	-	1,281	-	1,281

Total Tenneco Inc.	$4,348	$1,029	$3,319	$-	$3,319
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q2 2017 vs. Q2 2016 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$31	4%	$30	6%
Europe and South America	29	6%	19	6%
Asia Pacific	7	3%	8	4%
Total Clean Air Division	67	4%	57	6%

Ride Performance Division
North America	7	2%	9	3%
Europe and South America	14	6%	13	5%
Asia Pacific	17	20%	18	21%
Total Ride Performance Division	38	6%	40	6%

Total Tenneco Inc.	$105	5%	$97	6%

	YTD Q2 2017 vs. YTD Q2 2016 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$82	5%	$75	8%
Europe and South America	96	10%	65	10%
Asia Pacific	5	1%	17	4%
Total Clean Air Division	183	6%	157	8%

Ride Performance Division
North America	(5)	(1%)	(3)	0%
Europe and South America	47	10%	46	10%
Asia Pacific	36	21%	40	23%
Total Ride Performance Division	78	6%	83	6%

Total Tenneco Inc.	$261	6%	$240	7%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended June 30,

		2017*		2016*

Total debt		$1,597		$1,360

Total cash		335		314

Debt net of cash balances (1)		$1,262		$1,046

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$851		$811

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.5x		1.3x

	Q3 16*	Q4 16*	Q1 17*	Q2 17	Q2 17 LTM*

Net income (loss) attributable to Tenneco Inc.	$179	$39	$61	$(2)	$277

Net income attributable to noncontrolling interests	17	20	14	17	68

Income tax expense (benefit)	(69)	(2)	33	(7)	(45)

Interest expense (net of interest capitalized)	24	16	15	20	75

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	151	73	123	28	375

Depreciation and amortization of other intangibles	53	53	52	55	213

Total EBITDA including noncontrolling interests (2)	204	126	175	83	588

Restructuring and related expenses	7	9	14	16	46

Pension charges / Stock vesting (5)	-	72	11	-	83

Antitrust settlement accrual (6)	-	-	-	132	132

Warranty settlement (7)	-	-	-	7	7

Gain on sale of unconsolidated JV (8)	-	-	-	(5)	(5)

Total Adjusted EBITDA including noncontrolling interest (3)	$211	$207	$200	$233	$851

	Q3 15*	Q4 15*	Q1 16*	Q2 16*	Q2 16* LTM

Net income attributable to Tenneco Inc.	$52	$66	$57	$84	$259

Net income attributable to noncontrolling interests	14	13	15	16	58

Income tax expense	34	26	34	39	133

Interest expense (net of interest capitalized)	16	18	18	34	86

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	116	123	124	173	536

Depreciation and amortization of other intangibles	53	49	54	52	208

Total EBITDA including noncontrolling interests (2)	169	172	178	225	744

Restructuring and related expenses	31	16	11	5	63

Pension charges (5)	-	4	-	-	4

Total Adjusted EBITDA including noncontrolling interest (3)	$200	$192	$189	$230	$811

* Financial results for 2015, 2016 and first quarter 2017 have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

(6) Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.

(7) Warranty settlement with customer.

(8) Gain on sale of unconsolidated JV.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q2 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,691	$(14)	$1,705	$461	$1,244
Original equipment commercial truck, off-highway and other revenues	290	(3)	293	84	209
Aftermarket revenues	336	(1)	337	-	337
Net sales and operating revenues	$2,317	$(18)	$2,335	$545	$1,790

	Q2 2016
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,620	$-	$1,620	$447	$1,173
Original equipment commercial truck, off-highway and other revenues	253	-	253	72	181
Aftermarket revenues	339	-	339	-	339
Net sales and operating revenues	$2,212	$-	$2,212	$519	$1,693

	YTD 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$3,411	$(47)	$3,458	$943	$2,515
Original equipment commercial truck, off-highway and other revenues	553	(8)	561	162	399
Aftermarket revenues	645	-	645	-	645
Net sales and operating revenues	$4,609	$(55)	$4,664	$1,105	$3,559

	YTD 2016
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$3,197	$-	$3,197	$888	$2,309
Original equipment commercial truck, off-highway and other revenues	505	-	505	141	364
Aftermarket revenues	646	-	646	-	646
Net sales and operating revenues	$4,348	$-	$4,348	$1,029	$3,319
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q2 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$802	$546	$271	$1,619	$330	$264	$104	$698	$-	$2,317

Less: Substrate sales	274	202	65	541	-	-	-	-	-	541

Value-add revenues	$528	$344	$206	$1,078	$330	$264	$104	$698	$-	$1,776

EBIT	$58	$33	$23	$114	$38	$7	$17	$62	$(148)	$28

EBIT as a % of revenue	7.2%	6.0%	8.5%	7.0%	11.5%	2.7%	16.3%	8.9%		1.2%
EBIT as a % of value-add revenue	11.0%	9.6%	11.2%	10.6%	11.5%	2.7%	16.3%	8.9%		1.6%

Adjusted EBIT	$58	$33	$35	$126	$47	$8	$17	$72	$(19)	$179

Adjusted EBIT as a % of revenue	7.2%	6.0%	12.9%	7.8%	14.2%	3.0%	16.3%	10.3%		7.7%
Adjusted EBIT as a % of value-add revenue	11.0%	9.6%	17.0%	11.7%	14.2%	3.0%	16.3%	10.3%		10.1%

	Q2 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$771	$517	$264	$1,552	$323	$250	$87	$660	$-	$2,212

Less: Substrate sales	273	187	59	519	-	-	-	-	-	519

Value-add revenues	$498	$330	$205	$1,033	$323	$250	$87	$660	$-	$1,693

EBIT	$66	$28	$37	$131	$48	$10	$13	$71	$(29)	$173

EBIT as a % of revenue	8.6%	5.4%	14.0%	8.4%	14.9%	4.0%	14.9%	10.8%		7.8%
EBIT as a % of value-add revenue	13.3%	8.5%	18.0%	12.7%	14.9%	4.0%	14.9%	10.8%		10.2%

Adjusted EBIT	$66	$29	$37	$132	$49	$13	$13	$75	$(29)	$178

Adjusted EBIT as a % of revenue	8.6%	5.6%	14.0%	8.5%	15.2%	5.2%	14.9%	11.4%		8.0%
Adjusted EBIT as a % of value-add revenue	13.3%	8.8%	18.0%	12.8%	15.2%	5.2%	14.9%	11.4%		10.5%

* Prior period financial results have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	YTD 2017*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$1,618	$1,084	$548	$3,250	$641	$507	$211	$1,359	$-	$4,609

Less: Substrate sales	551	408	129	1,088	-	-	-	-	-	1,088

Value-add revenues	$1,067	$676	$419	$2,162	$641	$507	$211	$1,359	$-	$3,521

EBIT	$110	$54	$55	$219	$71	$13	$34	$118	$(186)	$151

EBIT as a % of revenue	6.8%	5.0%	10.0%	6.7%	11.1%	2.6%	16.1%	8.7%		3.3%
EBIT as a % of value-add revenue	10.3%	8.0%	13.1%	10.1%	11.1%	2.6%	16.1%	8.7%		4.3%

Adjusted EBIT	$110	$64	$67	$241	$81	$17	$34	$132	$(45)	$328

Adjusted EBIT as a % of revenue	6.8%	5.9%	12.2%	7.4%	12.6%	3.4%	16.1%	9.7%		7.1%
Adjusted EBIT as a % of value-add revenue	10.3%	9.5%	16.0%	11.1%	12.6%	3.4%	16.1%	9.7%		9.3%

	YTD 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$1,536	$988	$543	$3,067	$646	$460	$175	$1,281	$-	$4,348

Less: Substrate sales	544	360	125	1,029	-	-	-	-	-	1,029

Value-add revenues	$992	$628	$418	$2,038	$646	$460	$175	$1,281	$-	$3,319

EBIT	$128	$43	$71	$242	$90	$4	$26	$120	$(65)	$297

EBIT as a % of revenue	8.3%	4.4%	13.1%	7.9%	13.9%	0.9%	14.9%	9.4%		6.8%
EBIT as a % of value-add revenue	12.9%	6.8%	17.0%	11.9%	13.9%	0.9%	14.9%	9.4%		8.9%

Adjusted EBIT	$128	$44	$71	$243	$91	$21	$26	$138	$(65)	$316

Adjusted EBIT as a % of revenue	8.3%	4.5%	13.1%	7.9%	14.1%	4.6%	14.9%	10.8%		7.3%
Adjusted EBIT as a % of value-add revenue	12.9%	7.0%	17.0%	11.9%	14.1%	4.6%	14.9%	10.8%		9.5%

* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2) - Original equipment commercial truck, off-highway and other revenues
Unaudited
(Millions)

	2017
	Q2
		Substrate	Value-add
	Revenues	Sales	Revenues
Clean Air Division
North America	$88	$30	$58
Europe and South America	89	32	57
Asia Pacific	54	21	33
Total Clean Air Division	231	83	148

Total Ride Performance Division	59	-	59

Total Tenneco Inc.	$290	$83	$207

	2016
	Q2
		Substrate	Value-add
	Revenues	Sales	Revenues
Clean Air Division
North America	$86	$28	$58
Europe and South America	79	31	48
Asia Pacific	36	13	23
Total Clean Air Division	201	72	129

Total Ride Performance Division	52	-	52

Total Tenneco Inc.	$253	$72	$181
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP REVENUE AND EARNINGS MEASURES
Unaudited
(Millions except percents)

	Q2 2017
	Value-add revenues	Adjusted EBIT	Adjusted EBIT as a % of value-add revenue (1)

Total	$1,776	$179	10.1%

Currency	(14)	(8)

Total after currency adjustment	$1,790	$187	10.4%

	YTD 2017*
	Value-add revenues	Adjusted EBIT	Adjusted EBIT as a % of value-add revenue (1)

Total	$3,521	$328	9.3%

Currency	(38)	(12)

Total after currency adjustment	$3,559	$340	9.6%

* Financial results for first quarter 2017 have been revised for certain immaterial supplier cost reduction payments that Tenneco determined should have been recognized in future periods. Tenneco’s Form 10-Q for the second quarter may reflect further revisions based on Tenneco’s ongoing review of certain supplier payments, but Tenneco does not expect that any such revisions will be material to prior periods.

(1) Tenneco presents the above reconciliations in order to reflect value-add revenues and adjusted EBIT separately from the effects of doing business in currencies other than the U.S. dollar. Presenting adjusted EBIT as a percent of value-add revenue excluding currency assists investors in evaluating the company's operational performance.

CONTACT:
Tenneco Inc.
Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com
or
Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com